Exhibit 99.1

Press Release Dated July 8, 2004

Advanced technology — enhancing mobility	Digital Recorders, Inc. Corporate Administration 5949 Sherry Lane, Suite 1050 Dallas, Texas 75225 Phone: (214) 378-8992 Fax: (214) 378-8437 www.digrec.com

PRESS RELEASE	Contact: Veronica B. Marks Manager, Corporate Communications Digital Recorders, Inc. Phone: (214) 378-4776 Fax: (214) 378-8437 E-Mail: veronicam@digrec.com

For Immediate Release

DIGITAL RECORDERS, INC. BOARD OF DIRECTORS
TERMINATES SHAREHOLDER RIGHTS PLAN

DALLAS, July 8, 2004 — Digital Recorders, Inc. (DRI) (NASDAQ: TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that its Board of Directors voted to amend the Company’s current shareholder rights plan to change the expiration date of the purchase rights issued under the plan to July 15, 2004.

The Company’s shareholder rights plan, which was adopted in 1999, originally had a 10-year term. It provides holders of DRI’s common stock with the right to purchase a fraction of a share of Series D preferred stock or additional shares of common stock at a reduced price upon the occurrence of certain events, such as the acquisition of, or an announced tender offer for, 15 percent or more of the Company’s outstanding common stock. This amendment will result in termination of the rights plan on July 15, 2004.

“The Board’s decision to amend the shareholder rights plan, which was made after careful consideration of the relevant issues, reflects the Board’s commitment to good corporate governance. The Board’s action in changing the expiration date is not in response to any offers to acquire the Company,” David L. Turney, the Company’s Chairman, Chief Executive Officer, and President, said.

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DIGITAL RECORDERS/Page Two

ABOUT THE COMPANY

Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement or security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies’ surveillance capabilities. Our transit communications products –TwinVision® and Mobitec route destination signage systems, Talking Bus® voice announcement systems, and Internet-based, automatic vehicle locating and monitoring systems – enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. It is important to note the Company’s actual results could differ materially from those contemplated in the Company’s forward-looking statements as a result of various factors. Among other factors, the Company’s results will be affected, perhaps materially, by general economic conditions, the availability of national government assistance and funding to local transportation authorities, the adoption and implementation of regulations concerning public transportation services, product demand and market acceptance risks, the effect of import, licensing and trade restrictions, the results of implementing the Company’s business plan, the impact on the Company of its relationship with its lenders, the plans and prospects of competitors, the impact of competitive products and pricing, currency fluctuations, infringement by third parties of the Company’s trade secrets and other intellectual property, the burdens and costs of defending against potential infringement claims against the Company, and our ability to attract and retain personnel. Refer to the Company’s various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company’s business.

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